Exhibit 10.3

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

MANAGEMENT COMPENSATION PLAN, AS AMENDED

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of                      (the “Grant Date”) is made between Primus Telecommunications Group, Incorporated (the “Company”) and                      (the “Grantee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Management Compensation Plan, as amended (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.	Grant of Option.

(a) Number of Shares; Type of Option. The Company hereby grants to the Grantee an Option to purchase                      shares of Stock (the “Option Shares”) on the terms and conditions set forth in this Agreement. The Option is intended to be a nonqualified stock option.

(b) Incorporation of Plan by Reference, Etc. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan.

2.	Terms and Conditions.

(a) Exercise Price. The per share exercise price (the “Exercise Price”) for the purchase of Option Shares upon the exercise of all or any portion of the Option shall be equal to $            .

(b) Term of Option; Expiration Date. Subject to earlier expiration as provided in Section 2(e) below, the Option shall expire at the close of business on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

(c) Exercisability of Option. Except as otherwise provided in this Agreement or in the Plan, the Option shall vest and become exercisable with respect to the number of Option Shares specified on the dates set forth below (each a “Vesting Date”), provided that the Grantee is providing service to the Company, an Affiliate or a Subsidiary as an employee, director or consultant on the applicable Vesting Date. Once vested and exercisable, the Option shall continue to be vested and exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and the Plan.

i.	% of the Option shall become vested and exercisable on ;

ii.	% of the Option shall become vested and exercisable on ; and

iii.	% of the Option shall become vested and exercisable on ;

provided that the number of Option Shares vesting on each date shall be rounded down to the nearest whole number except that the number of Option Shares vesting on the final vesting date shall be the remaining unvested balance of the Option.

Notwithstanding the foregoing, the vesting of the Option shall be accelerated as set forth below in Section 2(e)(iii) and 2(f).

(d) Method of Exercise. The Exercise Price for any Option Share purchased pursuant to the exercise of all or part of the Option shall be paid (i) in cash or by check; (ii) with the consent of the Committee, on a net-settlement basis pursuant to which the Company shall withhold the amount of Stock (valued at Fair Market Value on the date of exercise) sufficient to pay for the Exercise Price and tax withholding obligation, if any; or (iii) to the extent permitted by applicable law, by means of a cashless exercise procedure through a broker acceptable to the Company. No partial exercise may be made for less than 100 shares of Stock.

(e) Termination of Service.

i.	If the Grantee’s service terminates because of the Grantee’s death or Disability (as such term is defined in the Plan), (A) any unvested portion of the Option shall terminate (without payment of any consideration therefor) and (B) any vested portion of the Option held by the Grantee as of the date of such termination shall remain exercisable until the earlier of (x) one (1) year following the date of such termination and (y) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor).

ii.	If the Grantee’s service is terminated for Cause (as such term is defined in the Plan), the Option, whether or not then vested and exercisable, shall terminate on the date of such termination of service for Cause (without payment of any consideration therefor).

iii.	In the event of a Change of Control (as such term is defined in the Plan), if the Grantee’s service is terminated without Cause or by the Grantee for Good Reason (as such term is defined in the Plan) within 24 months following a Change of Control, the Option shall become fully vested and exercisable as of the termination of the Grantee and the Option shall remain outstanding until the earlier of (A) one year following the date of such termination, (B) as set forth in Section 2(f) below or (C) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor).

iv.	If the Grantee’s service terminates other than as described in subsections (i), (ii) and (iii) above, as applicable, (A) any portion of the Option granted to the Grantee that is vested and exercisable as of the date of such termination of service shall remain exercisable until the earlier of (x) 90 days following the date of such termination of service and (y) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor), and (B) any portion of the Option granted to such Grantee which is not vested and exercisable as of the date of such termination of service shall terminate upon the date of such termination of service (without payment of any consideration therefor).

v.	The provisions of 6(b)(i)(D)(III) of the Plan with respect to retirement are not applicable to the Option.

(f) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to the Option either (i) make appropriate provision for the continuation of the Option by substituting on an equitable basis for the Option Shares either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) provide written notice to the Grantee that the Option will become fully vested and exercisable immediately prior to the Corporate Transaction and the Grantee must notify the Company of the exercise of the Option within a specified number of days prior to the Corporate Transaction and any portion of the Option which has not been exercised by the Grantee prior to the Corporate Transaction shall terminate immediately prior to the Corporate Transaction; or (iii) terminate the Option in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares into which the vested or unvested portion of the Option would have been exercisable as of the date of the Corporate Transaction less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to this sub clause (iii), in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors of the Company.

(g) Nontransferability. The Option granted hereunder (including any portion thereof or interest therein) is not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Grantee only by the Grantee or the Grantee’s guardian or legal representative. Any such transfer of the Option in violation of this Section 2(g) shall be void and unenforceable against the Company and will result in the immediate termination of the Option (or portion thereof or interest therein). The terms of the Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(h) Withholding Taxes. The Grantee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes or other amounts required to be withheld by applicable law or regulation in respect of the Option, as applicable, no later than the date of the event creating the tax liability. The Company may, and, in the absence of other timely payment or provision made by the Grantee that is satisfactory to the Company, shall, to the extent permitted by law, deduct any such obligations from any payment of any kind otherwise due to the Grantee, including, but not limited to, by withholding shares of Stock at not more than the minimum statutory rate from any shares of Stock to be delivered hereunder. In the event that payment to the Company of such obligations is made by delivery or withholding of shares of Stock, such shares shall be valued at their Fair Market Value (as such term is defined in the Plan) on the applicable date for such purposes.

3.	Miscellaneous.

(a) No Right to Continued Service. Nothing in the Plan or in this Agreement will confer upon the Grantee any right to continue in the service of the Company or its Affiliates or Subsidiaries or interfere with or restrict in any way the right of the Company or any of its Affiliates or Subsidiaries to terminate such Grantee’s service.

(b) Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

(c) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to the Company:	Primus Telecommunications Group, Incorporated
7901 Jones Branch Drive, Suite 900
McLean, VA 22102
Attention: Equity Administration

If to the Grantee:	At the address on record with the Company.

(d) Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

(e) Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and, subject to Section 2(g) hereof, the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f) Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(h) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

(i) Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

(j) No Rights as a Stockholder. The Grantee shall have no rights of a stockholder (including the right to distributions or dividends) until the Option shall have been exercised with respect to shares of Stock and such shares have been issued and delivered to the Grantee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By

Name:
Title:

Grantee

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